Exhibit 1.1

15,666,666 Shares

CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

July      , 2005

Credit Suisse First Boston LLC Citigroup Global Markets Inc.
As Representatives of the Several Underwriters
c/o	Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs:

     1. Introductory. Consolidated Communications Illinois Holdings, Inc., a Delaware corporation (“Illinois Holdings” and, together with any successor thereto, the “Company”), proposes to issue and sell, immediately following the reorganization (the “Reorganization”) described in the Registration Statement (as defined herein) 6,000,000 shares (the “Company Firm Securities”) of its common stock, $0.01 par value per share (“Securities”), and the stockholders listed in Schedule A hereto (“Selling Stockholders”) propose severally to sell an aggregate of 9,666,666 outstanding shares of Securities (the “Selling Stockholders Firm Securities”, and together with the Company Firm Securities, the “Firm Securities”). The Selling Stockholders also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,350,000 additional outstanding shares of Securities (“Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” As part of the offering contemplated by this Agreement, Credit Suisse First Boston and Citigroup Global Markets Inc. (the “Designated Underwriters”) have agreed to reserve up to 5% of the Firm Securities purchased by it under this Agreement for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriters pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriters pursuant to this Agreement at the public offering price. The Designated Underwriters that manage the Directed Share Program will receive 100% of the discounts and commissions associated with the Directed Shares. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. The Company and the Selling Stockholders hereby agree with the Company and with the several Underwriters named in Schedule B hereto (“Underwriters”) as follows:

     2. Representations and Warranties of the Company and the Selling Stockholders.

     (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

     (i) A registration statement (No. 333-121086) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and either (A) has been declared effective under the Securities Act of 1933 (“Act”) and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (A) an additional registration statement (the “additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and, if so filed, will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement.” The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement.” The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the “Prospectus.” No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

     (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Pro-

spectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

     (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to result in a material adverse effect on the business, results of operations or condition (financial or otherwise) or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

     (iv) Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation or other entity under the laws of the jurisdiction of its incorporation or formation, with corporate or equivalent power and authority to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for: (A) restrictions on transfer imposed by federal or state securities laws; (B) liens and encumbrances contemplated by (1) the indenture dated April 14, 2004 among the Company, Consolidated Communications Texas Holdings, Inc. (“Texas Holdings”), Homebase Acquisition, LLC (“Homebase”) and Wells Fargo Bank, N.A., (2) the pledge and guarantee agreement dated April 14, 2004 by and among Homebase, Citicorp North America, Inc. and Wells Fargo Bank, N.A., (3) the credit agreement dated April 14, 2004 among the Company, Homebase, Texas Holdings, Consolidated Communications, Inc (“CCI”), Consolidated Communications Acquisition Texas, Inc. (“Texas Acquisition”) and the lenders referred to therein (as amended, amended and restated, supplemented or otherwise modified through and including the Closing Date, the “Credit Agreement”), and the related documents and agreements, including the security documents, and (4) the New Credit Agreement (as defined herein) and the related documents and agreements, including the security documents, if any; and (C) liens, encumbrances and defects that would not, individually or in the aggregate, have a Material Adverse Effect (any and all such liens, encumbrances and defects enumerated in clauses (A), (B) and (C) being referred to herein as “Permitted Liens”).

     (v) All outstanding shares of capital stock of the Company (other than the Offered Securities) have been, and upon the consummation of the Reorganization, the Offered Securities will be duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

     (vi) Except as contemplated in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

     (vii) Except as contemplated in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

     (viii) The Securities have been approved for listing subject to (A) providing the Nasdaq Stock Market, Inc. (“NASDAQ”) with both the number of Offered Securites and the purchase price per share set forth in Section 3 of this Agreement, which the Company agrees to provide promptly after the date hereof and (B) notice of issuance on the NASDAQ National Market.

     (ix) Except as contemplated in the Prospectus, no consent, approval, authorization or order of, or filing with, any governmental agency or body (including, without limitation, the Federal Communications Commission (the “FCC”) and the Illinois Commerce Commission (the “ICC”) and the Texas Public Utilities Commission (the “Texas PUC” and, together with the ICC, the “State Regulators”) or any court is required to be made or obtained by the Company for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company except for (A) registration of the Offered Securities under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) NASD approval, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities laws or any applicable law, rule, regulation of any foreign jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters, or (D) such as have been made or obtained and identified to the Underwriters on Schedule C hereto.

     (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute binding upon, or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter, by-laws or equivalent constituent documents of the Company or any such subsidiary, except, in the case of clauses (A) and (B), for such breaches, violations or defaults that would not result in a Material Adverse Effect.

     (xi) This Agreement has been duly authorized, executed and delivered by the Company.

     (xii) Except as contemplated in the Prospectus and Permitted Liens, the Company and its subsidiaries have good and marketable title to all real properties and good and valid title to all other properties and assets owned by them and necessary to conduct the business operated by them as described in the Prospectus, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as contemplated in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, except for such failures to be so valid or enforceable as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (xiii) The Company and its subsidiaries possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies (including, without limitation, the FCC and State Regulators) necessary to conduct the business now operated by them, except as would not have, individually or in the aggregate, a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would have, individually or in the aggregate, a Material Adverse Effect.

     (xiv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

     (xv) Except as contemplated in the Prospectus, the Company and its subsidiaries (A) own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except as would not have a Material Adverse Effect, and (B) have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that would individually or in the aggregate have a Material Adverse Effect.

     (xvi) Except as contemplated in the Prospectus, neither the Company nor any of its subsidiaries, (A) is in violation of any statute, or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (B) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (C) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (D) is subject to any claim relating to any environmental laws, which violation (as referred to in (A)), contamination (as referred to in (B)), liability (as referred to in (C)) or claim (as referred to in (D)) would individually or in the aggregate have a Material Adverse Effect.

     (xvii) Except as contemplated in the Prospectus, after due inquiry including consultation with counsel, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

     (xviii) (A) The historical consolidated financial statements, together with the related notes, included in each Registration Statement and the Prospectus present fairly in all material respects the financial positions of each of Homebase and its consolidated subsidiaries, Illinois Consolidated Telephone Company and Related Businesses and TXU Communications Ventures, Inc. (“TXUCV”) and its consolidated subsidiaries as of the dates shown and their respective results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; (B) the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the estimated effects directly attributable to the transactions or events described therein in all material respects; (C) the related pro forma adjustments give appropriate effect to those assumptions in all material respects; and (D) the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts in all material respects.

     (xix) Except as contemplated in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, there has been no Material Adverse Effect or event that could reasonably be expected to have a Material Adverse Effect, and, except as contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (xx) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an “investment company” as defined in the Investment Company Act of 1940.

     (xxi) The Company has not offered, or caused the Underwriters to offer, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (B) a trade journalist or publication to write or publish favorable information about the Company or its products.

     (b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

     (i) If such Selling Stockholder is a limited partnership or a limited liability company, such Selling Stockholder has been duly formed or organized, as the case may be, and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation or organization, as the case may be

     (ii) (A) Upon consummation of the Reorganization on the Closing Date and on each Closing Date hereinafter mentioned, such Selling Stockholder will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and (B) upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

     (iii) As of the date hereof, the Selling Stockholder’s Information (as defined herein) contained in the Registration Statement or the Prospectus or any amendments or supplements thereto does not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made (in the case of the Prospectus), not misleading. The parties hereto agree that (A) for each Selling Stockholder, “Selling Stockholder’s Information” consists solely of the information with respect to beneficial ownership of the Company’s common stock by such Selling Stockholder under the caption “Principal and Selling Stockholders” in the Prospectus, in each case, to the extent such information reflects the information furnished to the Company by, or on behalf of, such Selling Stockholder in writing expressly for use therein; (B) for Providence Equity Partners IV, L.P., and its affiliates that are party to this Agreement (collectively, “Providence Equity”), “Selling Stockholder’s Information” also includes the biographical information with respect to Mark A. Pelson under the caption “Management” in the Prospectus; (C) for Spectrum Equity Investors IV, L.P., and its affiliates that are party to this Agreement (collectively, “Spectrum Equity”), “Selling Stockholder’s Information” also includes the biographical information with respect to Kevin J. Maroni; and (D) for Central Illinois Telephone, LLC (“CIT”), “Selling Stockholder’s Information” also includes the biographical information with respect to Richard A. Lumpkin under the caption “Management” in the Prospectus.

     (iv) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth: (a) the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $           per share, that number of Company Firm Securities (rounded up or down, as determined by Credit Suisse First Boston LLC (“CSFB”) in its discretion, in order to avoid fractions) obtained by multiplying the number of Company Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities; and (b) each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $  per share, that number of Selling Stockholders Firm Securities (rounded up or down, as determined by CSFB in its discretion, in order to avoid fractions) obtained by multiplying the number of Selling Stockholders Firm Securities set forth opposite such Selling Stockholder’s name in Schedule A hereto under the heading “Number of Firm

Securities to be Sold” by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

     Upon consummation of the Reorganization on the Closing Date, each of the Selling Stockholders other than Providence Equity, Spectrum Equity and CIT (such Selling Stockholders collectively, the “Management Selling Stockholders”) shall have irrevocably delivered the Offered Securities to be sold by them to EquiServe Trust Company, N.A., as custodian (“Custodian”) under the custody agreements (the “Custody Agreements”) between the Management Selling Stockholders and the Custodian, for delivery under this Agreement. Each Management Selling Stockholder agrees that the shares held in custody for the Management Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Management Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Management Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Management Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Management Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for the Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

     The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company at the office of Cahill Gordon & Reindel llp, at 10:00 A.M., New York time, on July       , 2005, or at such other time not later than seven full business days thereafter as CSFB, the Company, Providence Equity and Spectrum Equity determine, such time being herein referred to as the “First Closing Date.” The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging at the above office at least 24 hours prior to the First Closing Date.

     With respect to the Firm Securities, Providence Equity and Spectrum Equity will deliver to the Transfer Agent, as their securities intermediary, entitlement orders directing that the security entitlements to be sold be credited by book entry to the securities accounts of the Representatives at DTC for the account of the Underwriters against payment of the purchase price to or upon order of Providence Equity and Spectrum Equity by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company at the office of Cahill Gordon & Reindel LLP, at 10:00 A.M., New York time, on the First Closing Date The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests and will be made available for checking and packaging in at the above office at least 24 hours prior to the First Closing Date.

     With respect to any Optional Securities, the applicable Selling Stockholders will (to the extent that the Underwriters exercise their option as set forth in the next paragraph), deliver to the Transfer Agent, as their securities intermediary, entitlement orders directing that the security entitlements to be sold be credited by book entry to the securities accounts of the Representatives at DTC for the account of the Underwriters against payment of the purchase price to or upon order of the applicable Selling Stockholders by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of such Selling Stockholder at the office of Cahill Gordon & Reindel LLP, at 10:00 A.M., New York time, on the Optional Closing Date as specified below.

     In addition, upon written notice from CSFB given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Each of the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters up to the number of Optional Securities set forth opposite such Selling Stockholder’s name on Schedule A. To the extent the Underwriters elect to purchase less than all of the Optional Securities, they shall first purchase all of Providence Equity’s and Spectrum Equity’s Optional Securities before purchasing any Optional Securities from the Management Selling Stockholders or CIT. If the number of Optional Securities specified in such notice is less than the total number of Optional Securities to be sold by Providence Equity and Spectrum Equity, the number of shares to be sold by each of Providence Equity and Spec-

trum Equity shall be the number of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction, the numerator of which is the number of shares set forth opposite the name of Providence Equity or Spectrum Equity in Schedule A hereto under the caption “Number of Optional Securities to be Sold,” and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFB to eliminate fractions) to be sold by both Providence Equity and Spectrum Equity. Thereafter, and only to the extent Providence Equity and Spectrum Equity have previously sold all of their respective Optional Securities, the Underwriters shall purchase all of the Management Selling Stockholders’ Optional Securities before purchasing any Optional Securities from CIT. If the number of Optional Securities specified in such notice is greater than the total number of Optional Securities to be sold by Providence Equity and Spectrum Equity, but less than the total number of Optional Securities to be collectively sold by Providence Equity, Spectrum Equity and the Management Selling Stockholders, then the number of shares to be sold by each of the Management Selling Stockholders shall be the number of Optional Securities obtained by multiplying the number of remaining Optional Securities (the number of Optional Securities specified in the notice less the aggregate number Optional Securities sold by, or committed to be sold by, Providence Equity and Spectrum Equity) by a fraction, the numerator of which is the number of shares set forth opposite the name of each Management Selling Stockholder in Schedule A hereto under the caption “Number of Optional Securities to be Sold,” and the denominator of which is the total number of Optional Securities (subject to adjustment by CSFB to eliminate fractions) to be sold by the Management Selling Stockholders collectively. Finally, and only to the extent Providence Equity, Spectrum Equity and the Management Selling Stockholders have previously sold all of their respective Optional Securities, the Underwriters shall purchase any remaining Optional Securities not previously sold by, or committed to be sold by, Providence Equity, Spectrum Equity and the Management Selling Stockholders, from CIT. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB to the Company and the Selling Stockholders.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by CSFB but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders or the Custodian, as applicable, will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Company, at the office of Cahill Gordon & Reindel LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office, at a reasonable time in advance of such Optional Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company and the Selling Stockholders.

     (a) The Company agrees with the several Underwriters and the Selling Stockholders that:

     (i) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, which consent shall not be unreasonably withheld or delayed, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration

Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB, which consent shall not be unreasonably withheld or delayed.

     (ii) The Company will advise CSFB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFB’s consent, which consent shall not be unreasonably withheld or delayed; and the Company will also advise CSFB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

     (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

     (v) The Company will furnish to the Representatives copies of each Registration Statement (2 of which will be signed and will include all exhibits), each related preliminary prospectus, and, at any time prior to the completion of the distribution of the Offered Securities by the Underwriters is complete, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

     (vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB designates and will continue such qualifications in effect so long as required for the distribution; provided, that the Company shall not be required to qualify as a foreign corporation in, or to take any action that would subject it to general consent to service of process or taxation in, any jurisdiction in which it is not now qualified or subject.

     (vii) The Company will pay all reasonable expenses incident to the performance of its and the Selling Stockholders obligations, as the case may be, under this Agreement, for any filing fees and other expenses (including fees and disbursements of the Company and the Selling Stockholders’ counsel) incurred in connection with qualification of the Offered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB reasonably designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including 50% of the cost of any aircraft chartered in connection with attending or hosting such meetings, and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. Except as expressly provided in this Agreement, the Underwriters shall pay their own costs and expenses in connection with the transactions contemplated hereby, including without limitation, the fees and expenses of their counsel.

     (viii) For the period specified below (the “Lock-Up Period”) the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB, except (A) the issuance of the Offered Securities in the Reorganization (B) the issuance of the Offered Securities to the Underwriters, (C) issuances of additional Securities or grants of employee or director stock options or other equity awards pursuant to the terms of a plan in effect on the Closing Date and contemplated in the Prospectus, (D) issuances of Securities pursuant to the exercise of such options or the exercise of any other employee or director stock options outstanding on the date hereof, (E) the filing of registration statements on Form S-8 under the Act registering Securities issuable pursuant to clauses (C) and (D) above, or (F) issuances of Securities by the Company in connection with one or more mergers or acquisition transactions (assets or stock), joint ventures or other strategic corporate transactions with unaffiliated entities; provided, however, that, in the case of this clause (F), each recipient of such Securities shall have, prior to any such issuance, entered into a written lock-up agreement that is identical in all material respects with this Section 5(a)(viii) with respect to the then-remaining portion of the Lock-Up Period. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that CSFB consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless CSFB waives, in writing, such extension. The Company will provide CSFB with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

     (ix) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriters will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

     (x) The Designated Underwriter will pay all fees and disbursements of U.S. counsel incurred by the Underwriters and the mailing costs for the first 100 recipients of information in respect of the Directed Share Program, and the Company will pay all fees and disbursements of foreign counsel incurred by the Underwriters to the extent any non-U.S. person (as defined in the Act) seeks to participate in the Directed Share Program, the mailing costs for any additional recipients of information in respect of the Directed Share Program, and any stamp duties, similar taxes or duties or other taxes, in each case, if any.

     (xi) On or prior to the First Closing Date, the Company shall use its reasonable best efforts to either cause CCI and Texas Acquisition to amend and restate the Credit Agreement or to enter into a new credit agreement that refinances the Credit Agreement in its entirety (the “New Credit Agreement”).

     (b) Each Selling Stockholder agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSFB, except (A) any Securities acquired in the open market after the date hereof and (B) if the Selling Stockholder is a partnership, limited liability company or corporation, (1) transfers of Securities to an affiliate (as defined in Rule 405 of the Rules and Regulations) of such Selling Stockholder or (2) distributions by such Selling Stockholder to its partners, members or shareholders (including by way of redemption or liquidation); provided, however, that, in the case of this clause (B), each recipient of such Securities shall have, prior to any such transfer or distribution, entered into a written lock-up agreement that is identical in all material respects with this Section 5(b). The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that CSFB consents to in writing; provided, however, that if (A) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (B) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless CSFB waives, in writing, such extension.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

     (a) The Representatives shall have received a letter, dated the date of this Agreement, of Ernst & Young llp in form and substance reasonably satisfactory to the Representatives concerning certain financial information with respect to the Company set forth in the Prospectus.

     (b) The Representatives shall have received a letter, dated the date of this Agreement, of (i) Deloitte & Touche LLP in form and substance reasonably satisfactory to the Representatives concerning the financial information with respect to TXUCV set forth in the Prospectus and (ii) Deloitte & Touche LLP; in form and substance reasonably satisfactory to the Representatives concerning the financial information with respect to GTE Mobilenet of Texas # 17 Limited Partnership set forth in the Prospectus.

     (c) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB, which consent shall not be unreasonably withheld or delayed. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later that 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

     (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event that would reasonably be expected to have a change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, which, in the reasonable judgment of a majority in interest of the Underwriters, including CSFB, is material and adverse and makes it impractical to proceed with the completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or sale of and payment for the Offered Securities.

     (e) The Representatives shall have received an opinion, dated the Closing Date, of King & Spalding llp, special New York counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

     (f) The Representatives shall have received the opinions, dated the Closing Date, of (i) Schiff Hardin llp, special Illinois regulatory counsel for the Company, (ii) Naman, Howell, Smith & Lee, llp, special Texas regulatory counsel for the Company, and (iii) Swidler Berlin LLP, special federal regulatory counsel for the Company, in each case in form and substance reasonably satisfactory to the Representatives.

     (g) The Representatives shall have received opinions, dated such Closing Date, of (i) King & Spalding llp, counsel for the Selling Stockholders other than Providence Equity and Spectrum Equity; provided that such opinion shall only be required to be delivered on any Optional Closing Date, (ii) Weil, Gotshal & Manges LLP, counsel for the Providence Equity and (iii) Proskauer Rose LLP, counsel for the Spectrum Equity, each in form and substance reasonably satisfactory to the Representatives.

     (h) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may reasonably require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (i) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company, in such person’s capacity as an officer of the Company, in which such officers, to the best of their knowledge after reasonable investigation, shall state that: (A) the representations and warranties of the Company in this Agreement are true and correct (in the case of any such representation or warranty to the extent subject to a materiality qualification) or true and correct in all material respects (in the case of any such representation or warranty to the extent not subject to a materiality qualification); (B) the Company has in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; (C) no stop order suspending the effectiveness of any Registra-

tion Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; (D) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and (E) that, subsequent to the date of the most recent financial statements contained in the Prospectus, there has been no material adverse change, nor any development or event that would reasonably be expected to have a material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated by the Prospectus or as described in such certificate.

     (j) The Representatives shall have received (i) from Ernst & Young LLP a letter dated the Closing Date bringing down to three days before the Closing Date the information set forth in its letter referred to in Section 6(a) and (ii) from Deloitte & Touche LLP a letter dated the Closing Date bringing down to three days before the Closing Date the information set forth in its letter referred to in Section 6(b).

     (k) On or prior to the First Closing Date CCI and Texas Acquisition shall have amended and restated the Credit Agreement or shall have entered into the New Credit Agreement.

     (l) The Representatives shall have received signed lock-up agreements in the form of Exhibit A hereto from each of the parties listed on Schedule D.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB may in its reasonable discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, however, that the foregoing indemnity with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Underwriter (or any of its partners, directors or officers and any person controlling any Underwriter) with respect to any losses, claims, damages arising out of or based upon (x) any untrue statement or alleged untrue statement of any material fact in any preliminary prospectus or (y) the omission or alleged omission to state in any preliminary prospectus a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, if: (1) the Company furnished sufficient copies of the Prospectus on a timely basis to permit the Underwriters to deliver the Prospectus, including any amendment or supplement thereto, to all persons purchasing the Offered Securities from the Underwriters at or prior to the written confirmation of the sale of the Offered Securities to such person; and (2) the Prospectus, including any amendment or supplement thereto, would have cured the defect giving rise to such losses, claims, damages or liabilities.

     The Company agrees to indemnify and hold harmless the Designated Underwriters and their respective affiliates and each person, if any, who controls the Designated Underwriters within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

     (b) The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that a Selling Stockholder shall only be subject to such liability to the extent that the untrue statement in or omission or alleged omission is based upon the Selling Stockholder’s Information relating to such Selling Stockholder, and provided, further, that the liability of each Selling Stockholder under this subsection shall be limited to an amount equal to the aggregate gross proceeds to such Selling Stockholder from the sale of Offered Securities by such Selling Stockholder hereunder, after deducting underwriting discounts and commissions but before out-of-pocket expenses, if any; provided, further, however, that the foregoing indemnity with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Underwriter (or any of its partners, directors or officers and any person controlling any Underwriter) with respect to any losses, claims, damages arising out of or based upon (x) any untrue statement or alleged untrue statement of any material fact in any preliminary prospectus or (y) the omission or alleged omission to state in any preliminary prospectus a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if: (1) the Company furnished sufficient copies of the Prospectus on a timely basis to permit the Underwriters to deliver the Prospectus, including any amendment or supplement thereto, to all persons purchasing the Offered Securities from the Underwriters at or prior to the written confirmation of the sale of the Offered Securities to such person; and (2) the Prospectus, including any amendment or supplement thereto, would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and the Selling Stockholders, and each of their respective directors and officers and each person, if any, who controls the Company or a Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the sixth paragraph, second sentence of the ninth paragraph and the sixteenth through eighteenth paragraphs and the twentieth paragraph under the caption “Underwriting.”

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability (i) that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced by such failure or (ii) which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent, subject to the conditions below, shall not be unreasonably withheld or denied), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying person and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that with respect to clauses (ii) through (iv) of this sentence, the indemnifying party shall not, in connection with any one such action or claim or separate but substantially similar actions or claims arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties hereunder, including you, except to the extent that local counsel is required in order to effectively defend against such action or claim.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (A) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the aggregate gross proceeds to such Selling Stockholder from the sale of Offered Securities by such Selling Stockholder hereunder, after deducting underwriting discounts and commissions but before out-of-pocket expenses, if any, exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders’ obligations in this subsection (e) to contribute are several in proportion to the aggregate sale price to the public of all Offered Securities sold by each Selling Stockholder, including any Optional Securities, and not joint.

     (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(a)(vii) and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii) through (viii) of Section 6(d), the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

     (a) The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, the Selling St The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, the Selling Stockholders and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholders on other matters;

     (b) the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

     (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company and the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

     (d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of Company or the Selling Stockholders, including stockholders, employees or creditors of the Company or the Selling Shareholders.

     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to CSFB at Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, (a) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 121 South 17th Street, Mattoon, Illinois 61938, Attention: Steven L. Childers, (b) if sent to Central Illinois Telephone, LLC, will be mailed, delivered or telegraphed and confirmed to it at P.O. Box 1234, Mattoon, IL 61938, Attention: Richard A. Lumpkin, (c) if sent to Providence Equity will be mailed, delivered or telegraphed and confirmed to it at 50 Kennedy Plaza, 18th Floor, Providence, RI 02903, Attention: Mark A. Pelson, (d) if sent to Spectrum Equity will be mailed, delivered or telegraphed and confirmed to it at One International Place, 29th Floor, Boston, MA 02110, Attention: Kevin J. Maroni, in each case, with a copy to King & Spalding llp, 1185 Avenue of the Americas, New York, New York 10036, Attention: Alex Gendzier, facsimile: (212) 556-

2222, e-mail: agendzier@kslaw.com; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB will be binding upon all the Underwriters.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company hereby submits to the jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature Pages Follow]

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.
By:
Name:
Title:

CENTRAL ILLINOIS TELEPHONE, LLC By:
By:
Name:
Title:

PROVIDENCE EQUITY PARTNERS IV L.P. By: Providence Equity GP IV L.P., its general partner By: Providence Equity Partners IV, LLC, its general partner
By:
Name:
Title:

PROVIDENCE EQUITY OPERATING PARTNERS IV L.P By: Providence Equity GP IV L.P., its general partner By: Providence Equity Partners IV, LLC, its general partner

By:
Name:
Title:

SPECTRUM EQUITY INVESTORS IV, L.P. By: Spectrum Equity Associates IV, L.P. Title: General Partner
By:
Name:
Title:

SPECTRUM IV INVESTMENT MANAGERS’ FUND, L.P.
By:
Name:
	Title:	General Partner

SPECTRUM EQUITY INVESTORS PARALLEL IV, L.P. By: Spectrum Equity Associates IV, L.P. Title: General Partner
By:
Name:
Title:

SPECTRUM EQUITY INVESTORS III, L.P. By: Spectrum Equity Associates III, L.P. Title: General Partner
By:
Name:
Title:

[Signatures Continued]

SEI III ENTREPRENEURS’ FUND, L.P. By: SEI III Entrepreneurs’ LLC Title: General Partner
By:
Name:
Title:

SPECTRUM III INVESTMENT MANAGERS’ FUND, L.P.
By:
Name:
Title: General Partner

Steven L. Grissom, as Attorney-in-fact for the Management
Selling Stockholders

The foregoing Underwriting Agreement is hereby confirmed
     and accepted as of the date first above written.

          Credit Suisse First Boston LLC

          Citigroup global markets inc.

               Acting on behalf of itself and as the

               Representatives of the several Underwriters.

By: Credit Suisse First Boston LLC
By:	Title:

By:	Title:

By: Citigroup Global Markets Inc.
By:	Title:

SCHEDULE A

	Number of	Number of
	Selling Stockholders	Optional
	Firm Securities	Securities
	to be Sold	to be Sold

SPECTRUM EQUITY PARTNERS IV, L.P.	5,805,504	954,507
SPECTRUM IV INVESTMENT MANAGERS’ FUND, L.P.	69,134	11,367
SPECTRUM EQUITY INVESTORS PARALLEL IV, L.P.	34,272	5,635
SPECTRUM EQUITY INVESTORS III, L.P.	514,113	84,527
SEI III ENTREPRENEURS’ FUND L.P.	16,066	2,462
SPECTRUM III INVESTMENT MANAGERS’ FUND L.P.	5,355	881
PROVIDENCE EQUITY PARTNERS IV L.P.	3,211,862	528,075
PROVIDENCE EQUITY OPERATING PARTNERS IV L.P.	10,360	1,703
BRIAN L. CARR		20,000
JAMES A. WATKINS		13,000
MICHAEL W. SMITH		20,000
PATRICIA A. BACON		5,000
RICK H. HALL		5,000
BARBARA TENEYCK		3,500
WILLIAM T. WHITE		6,905
DOUG A. ABOLT		4,000
DAVID N. MCDONALD		6,905
CENTRAL ILLINOIS TELEPHONE, LLC		676,355
Total	9,666,666	2,350,000

SCHEDULE B

Number of
Firm Securities
Underwriter	to be Purchased

Credit Suisse First Boston LLC
Citigroup Global Markets Inc.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
Wachovia Capital Markets, LLC
Total

SCHEDULE C

[To come]

SCHEDULE D

     Prior to the Closing Date, the following directors and officers of the Company shall have delivered signed lock-up agreements in the form of Exhibit A hereto to the Representatives:

Name
Richard A. Lumpkin
Robert J. Currey
Steven L.Childers
Christopher A. Young
Joseph R. Dively
Steven J. Shirar
C. Robert Udell, Jr.
Steven L. Grissom
Edward Pence
Janice Hester
Gary Patrem
Kevin Maroni
Mark Pelson
Jack W. Blumenstein
Roger H. Moore
Maribeth S. Rahe

EXHIBIT A

July  , 2005

Consolidated Communications Illinois Holding
121 South 17th Street
Mattoon, Illinois 61938

Credit Suisse First Boston LLC Citigroup Global Markets Inc. As Representatives of the Several Underwriters
c/o	Credit Suisse First Boston LLC Eleven Madison Avenue New York, NY 10010-3629

Dear Sirs:

     As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the common stock, $0.01 par value (the “Securities”), of Consolidated Communications Illinois Holdings, Inc., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston LLC (“CSFB”), except (A) any Securities acquired in the open market after the date hereof and (B) if the undersigned is a partnership, limited liability company or corporation, (1) transfers of Securities to an affiliate (as defined in Rule 405 of the rules and regulations of the Securities and Exchange Commission) of the undersigned or (2) general distributions by the undersigned to its partners, members or shareholders; provided, however, that, in the case of this clause (B), each recipient of such Securities shall have, prior to any such transfer or distribution, entered into a written lock-up agreement that is identical in all material respects with this Lock-Up Agreement. In addition, the undersigned agrees that, without the prior written consent of CSFB, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

     The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless CSFB waives, in writing, such extension.

     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by CSFB to the Company (in accordance with Section 10 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up

Agreement to an including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

     Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Agreement. A transfer of Securities to a charitable organization, an heir, a family member or a trust may be made, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement

     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before August 30, 2005. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]